Exhibit 10.13
CONFIRMATION OF GAS PURCHASE AND SALES AGREEMENT DATED NOVEMBER 17, 2004
BETWEEN ATLAS RESOURCES, INC. ET. AL. AND FIRST ENERGY SOLUTIONS CORP. FOR THE
PERIOD FROM APRIL 1, 2006 THROUGH MARCH 31, 2007 PRODUCTION/CALENDAR PERIODS

To:	Mike Brecko	From:	David Frederick
Co:	Atlas America	Co:	FESC
Phone:	(412)262-2830x126	Phone:	(330)315-7367
Fax:	(412)262-3927	Fax:	(330)315-7250
Date:	November 17, 2004	Pages:	3
CONFIRMATION OF GAS PURCHASE AND SALES AGREEMENT
Per our phone conversations this morning, this will confirm the following new price trigger pursuant to the natural gas sale and purchase agreement between Atlas Resources, Inc. et. al. as “Seller” and First Energy Solutions Corp. as “Buyer”:

PERIOD:	April 1, 2006 through March 31, 2007 production/calendar periods.

LOCATION 1:	All Seller’s production delivered to National Fuel Gas Supply Corp. (NFGS) at PL00000015 and Measuring Station PSP1129541 (approximately 400,000 dth/month).

PRICE 1:	Priced each month at the monthly settlement value of the underlying NYMEX natural gas futures contract at expiration, plus $0.35, per Dth. (73093)

LOCATION 2:	Delivered to East Ohio Gas Company (EOG) at the Measuring Stations which are currently dedicated to the pools and customers of FESC (approx. 290,000 mcf/ month).

PRICE 2:	Priced each month at the monthly settlement value of the underlying NYMEX natural gas futures contract at expiration, plus $0.75, per Mcf. (73092)

LOCATION 3:	Delivered to Peoples Natural Gas Company (PNG) at the Measuring Stations which are currently dedicated to the pools and customers of FESC (approx. 16,000 mcf/ month).

PRICE 3:	Priced each month at the monthly settlement value of the underlying NYMEX natural gas futures contract at expiration, plus $0.68, per Mcf. (73099)
(continued)
The information contained in this facsimile message is privileged and confidential, and is intended only for the individual(s) or entity named above who have been specifically authorized to receive it. If the reader is not the intended recipient, you are hereby notified that any dissemination, distribution, or copying of this communication is strictly prohibited. If you have received this communication in error please notify us immediately by phone and return all pages to our corporate office at the address shown below. Thank you.

November 17, 2004

PERIOD:	November 17, 2004 April 1, 2006 through March 31, 2007 production/calander periods

LOCATION 4:	All Seller’s production delivered to Columbia Gas Transmission (TCO) at the Measuring Stations which are currently dedicated to the pools and customers of FESC (approximately 300 Dth/month)

PRICE 4:	Priced each month at the monthly settlement value of the underlying NYMEX natural gas futures contract at expiration, plus $0.23, per Dth. (73101)

LOCATION 5:	Delivered to National Fuel Gas Company (NFGD) at the Measuring Stations which are currently dedicated to the pools and customers of FESC (approx. 1500 mcf/ month).

PRICE 5:	Priced each month at the monthly settlement value of the underlying NYMEX natural gas futures contract at expiration, plus $0.47, per Mcf. (73096)

LOCATION 6:	Delivered to Tennessee Zone 4 (Tenn Z4) at the Measuring Stations which are currently dedicated to the pools and customers of FESC (approx. 180,000 Dth/ month).

PRICE 6:	Priced each month at the monthly settlement value of the underlying NYMEX natural gas futures contract at expiration, plus $0.26, per Dth. (73100)

LOCATION 7:	Delivered to Columbia Gas of Ohio (COH) at the Measuring Stations which are currently dedicated to the pools and customers of FESC (approx. 2,500 mcf/ month).

PRICE 7:	Priced each month at the monthly settlement value of the underlying NYMEX natural gas futures contract at expiration, plus $0.70, per Mcf (73102)
(continued)
The information contained in this facsimile message is privileged and confidential, and is intended only for the individual(s) or entity named above who have been specifically authorized to receive it. If the reader is not the intended recipient, you are hereby notified that any dissemination, distribution, or copying of this communication is strictly prohibited. If you have received this communication in error please notify us immediately by phone and return all pages to our corporate office at the address shown below. Thank you.

November 17, 2004
PERIOD: April 1, 2006 through March 31, 2007 production/calander periods
ADDITIONAL FLOORS AND TRIGGERS
Buyer is prepared to negotiate price floors and/or triggered fixed prices with Seller for any portion of the volume contracted above.
Seller is responsible to deliver a minimum monthly volume at each location identified above equal to the total volume involved at each location in all price-triggered and/or floor-priced portions of this agreement (currently zero). Seller agrees to keep Buyer economically whole in the event that Seller’s inability to deliver the minimum monthly volume adversely impacts Buyer’s purchased gas cost.
Buyer is to buy all production at the above meters. NFGS and TENN Z4 production will be held to a 20% tolerance of the nominated volume.
APPROVED:

/s/ David A. Frederick	/s/ Jeffrey C. Simmons Exec VP
David A. Frederick	Jeffrey C. Simmons
FirstEnergy Solutions Corp.	Atlas America
The information contained in this facsimile message is privileged and confidential, and is intended only for the individual(s) or entity named above who have been specifically authorized to receive it. If the reader is not the intended recipient, you are hereby notified that any dissemination, distribution, or copying of this communication is strictly prohibited. If you have received this communication in error please notify us immediately by phone and return all pages to our corporate office at the address shown below. Thank you.